Exhibit 1.1

LLOYDS TSB GROUP PLC
(a public limited company incorporated under the laws of
Scotland and registered in Scotland)

UNDERWRITING AGREEMENT

DATED: [    ]

TABLE OF CONTENTS

Page

SECTION 1.	Representations and Warranties By The Company	4
SECTION 2.	Purchase Of The Securities By The Underwriters	8
SECTION 3.	Delivery And Payment For Securities	8
SECTION 4.	Covenants Of The Company	9
SECTION 5.	Fees And Expenses	12
SECTION 6.	Conditions Of Underwriters’ Obligations	14
SECTION 7.	Indemnification And Contribution	16
SECTION 8.	Substitution Of Underwriters	20
SECTION 9.	Effectiveness	21
SECTION 10.	Termination	21
SECTION 11.	Representation and Notices	22
SECTION 12.	Parties	22
SECTION 13.	Submission To Jurisdiction	23
SECTION 14.	Waiver of Jury Trial.	24
SECTION 15.	Representations By The Underwriters	24
SECTION 16.	Nature Of Relationship	26
SECTION 17.	Time	26
SECTION 18.	Governing Law	26
SECTION 19.	Counterparts	26
SECTION 20.	Effect Of Headings	26
Annex 1	Form of Pricing Agreement
Schedule I	Names of Underwriters and Number of Securities to be Purchased
Schedule II	Summary of Certain Terms of the Securities
Annex II	Free Writing Prospectuses
Annex III	Form of Final Term Sheet
Annex IV	Form of Opinion of U.S. Counsel to the Company
Annex V	Form of Opinion of Scottish Counsel to the Company
Annex VI	Form of Opinion of English Counsel to the Company
Annex VII	Form of Opinion of Counsel to the ADR Depositary
Annex VIII	Form of Opinion of Counsel to the Underwriters

i

LLOYDS TSB GROUP plc

_____________________________

[Number of shares] American Depositary Shares, Series [•] Representing
[Number of shares] Non-Cumulative Dollar Preference Shares, Series [•] (Nominal Value $0.25 each)

_____________________________

Underwriting Agreement

[       ]

[Name of Representative]
[Address of Representative]
As Representative of the several Underwriters
named in Schedule I to the Pricing Agreement

Ladies and Gentlemen:

From time to time Lloyds TSB Group plc, a public limited company incorporated under the laws of Scotland and registered in Scotland (the “Company”), proposes to enter into one or more Pricing Agreements (each a “Pricing Agreement”) in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine, and, subject to the terms and conditions stated herein and therein, to issue and sell to the several firms named in Schedule I to the applicable Pricing Agreement (such firms constituting the “Underwriters” with respect to such Pricing Agreement and the securities specified therein) an aggregate number of American depositary shares representing non-cumulative preference shares as specified in Schedule II to the Pricing Agreement. It is contemplated hereby that a Pricing Agreement will be entered into on the date hereof with respect to [Number of shares] authorized but unissued Non-cumulative Dollar Preference Shares, Series [•] in the capital of the Company, having a nominal value of $0.25 each (the “Preference Shares”), to be represented by [Number of shares] American Depositary Shares, Series [•] (the “ADSs”).  As used herein, the “Securities” means the ADSs together with the Preference Shares.  In accordance with the Nominee Agreement dated [•], 2007 between the Company and [Nominee] (as amended and/or supplemented from time to time), the Preference Shares are to be issued to [Nominee] in fully registered form, and then subsequently in the form of share warrants to bearer.  [Nominee] will deposit the Preference Shares with [Depositary], as depositary (the “ADR Depositary”), in bearer form, on behalf of the Company pursuant to a deposit agreement dated as of [•], 2007 (the “ADR Deposit Agreement”) among the Company, the ADR Depositary and the holders from time to time of the American Depositary Receipts to be issued thereunder representing the Preference Shares. The American Depositary Receipts evidencing the ADSs are herein referred to as the “ADRs.”

The terms of, and rights attached to, any particular issuance of Securities shall be as specified in the Pricing Agreement relating thereto. The offering of the Securities will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

Particular sales of Securities may be made from time to time to the Underwriters of such Securities, for whom the firms designated as representatives of the Underwriters of such Securities in the Pricing Agreement relating thereto will act as representatives (the “Representatives”). The term “Representatives” also refers to a single firm acting as sole representative of the Underwriters and to an Underwriter or Underwriters who act without any firm being designated as its or their representatives. This Underwriting Agreement shall not be construed as an obligation of the Company to sell any of the Securities or as an obligation of any of the Underwriters to purchase the Securities. The obligation of the Company to issue and sell any of the Securities and the obligation of any of the Underwriters to purchase any of the Securities shall be evidenced by the Pricing Agreement with respect to the Securities specified therein. Each Pricing Agreement shall specify the aggregate number of shares of such Securities, the initial public offering price of such Securities, the purchase price to the Underwriters of such Securities, the names of the Underwriters of such Securities, the names of the Representatives of such Underwriters and the number of shares of such Securities to be purchased by each Underwriter and shall set forth the date, time and manner of delivery of such Securities and payment therefor. The Pricing Agreement shall also specify (to the extent not set forth in the Registration Statement (as defined below), the Disclosure Package (as defined below) and prospectus with respect thereto) the terms of such Securities. A Pricing Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of facsimile communications or any other rapid transmission device designed to produce a written record of communications transmitted. The obligations of the Underwriters under this Agreement and each Pricing Agreement shall be several and not joint.

For purposes of this Agreement, the following terms have the specified meanings:

“Applicable Time” means _________ [a.m.][p.m.] (New York City time) on the date of this Agreement;

“Base Prospectus” means the base prospectus filed as part of the Registration Statement, in the form in which it has most recently been amended on or prior to the date hereof, relating to the Securities;

“Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the Free Writing Prospectus listed on Annex II hereto;

“Effective Date” means any date as of which any part of the Registration Statement or any post-effective amendment thereto relating to the Securities became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations (as defined below) (including pursuant to Rule 430B of the Rules and Regulations);

“Final Term Sheet” means a term sheet prepared pursuant to Section 4(d) of this Agreement and substantially in the form attached to this Agreement in Annex III hereto;

“Free Writing Prospectus” has the meaning set forth in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”);

“Issuer Free Writing Prospectus” has the meaning set forth in Rule 433 under the Securities Act;

“Preliminary Prospectus” means any preliminary prospectus relating to the Securities, including the Base Prospectus and any preliminary prospectus supplement thereto, included in the Registration Statement or as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and provided to the Representative for use by the Underwriters;

“Prospectus” means the final prospectus relating to the Securities, including the Base Prospectus and the final prospectus supplement thereto relating to the Securities, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and provided to the Representative for use by the Underwriters; and

“Registration Statement” means, collectively, the various parts of the above-referenced registration statement, each as amended as of the Effective Date for such part, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.

Any reference to the “most recent Preliminary Prospectus” will be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) of the Rules and Regulations prior to or on the date hereof (including, for purposes of this Agreement, any documents incorporated by reference therein prior to or on the date of this Agreement).  Any reference to any Preliminary Prospectus or the Prospectus will be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be.  Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus will be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement will be deemed to include any annual report of the Company on Form 20-F filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is, and any Reports on Form 6-K furnished to the Commission after the Effective Date that are stated to be, incorporated by reference in the Registration Statement.

SECTION 1.  Representations and Warranties By The Company.  The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)        An “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act) on Form F-3 in respect of the Securities (File No. 333-____) (i) has been prepared by the Company in conformity with the requirements of the Securities Act, and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, (ii) has been filed with the Commission under the Securities Act not earlier than the date that is three years prior to the Closing Date (as defined in Section 3 hereof) and (iii) upon its filing with the Commission, automatically became and is effective under the Securities Act.

(b)        The Commission has not issued any order preventing or suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, Disclosure Package or the Prospectus; and no proceeding for any such purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been, to the Company’s knowledge, instituted or threatened by the Commission.  The Commission has not issued any order directed to any document incorporated by reference in the most recent Preliminary Prospectus or the Prospectus, and, to the Company’s knowledge, no proceeding has been instituted or threatened by the Commission with respect to any document incorporated by reference in the most recent Preliminary Prospectus or the Prospectus.  The Commission has not notified the Company of any objection to the use of the form of the Registration Statement.

(c)        The Company has been, and continues to be, a “well-known seasoned issuer” (as defined in Rule 405 of the Rules and Regulations) and has not been, and continues not to be, an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations), in each case at all times relevant under the Securities Act in connection with the offering of the Securities.

(d)        The Registration Statement conformed on the Effective Date and conforms, and any amendment to the Registration Statement filed after the date hereof will conform, in all material respects to the requirements of the Securities Act and the Rules and Regulations.  The most recent Preliminary Prospectus conforms, and the Prospectus, and any amendment or supplement thereto, will conform, in all material respects to the requirements of the Securities Act and the Rules and Regulations.  The documents incorporated by reference in the most recent Preliminary Prospectus or the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects, to the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations, and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform, in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations.

(e)        The Registration Statement did not, as of the Effective Date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein.

(f)        The Disclosure Package did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from the Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein.

(g)        The Prospectus, and any amendment or supplement thereto, will not, as of its date and on the Closing Date, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein; provided, further, that the representations and warranties in this subsection shall not apply to that part of the Registration Statement that constitutes the Statement of Eligibility (the “Form T-1”) under the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the trustee (the “Trustee”).

(h)        A registration statement on Form F-6 (File No. [333-[•]) in respect of the ADSs has been filed with the Commission; such registration statement, excluding exhibits, has been declared effective by the Commission; no other document with respect to such registration statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of such registration statement has been issued and, to the Company’s knowledge, no proceeding for that purpose has been initiated or threatened by the Commission (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called the “ADR Registration Statement” and the prospectus included therein being hereinafter called the “ADR Prospectus”); and at the time the ADR Registration Statement became effective the ADR Registration Statement and the ADR Prospectus conformed, and any further amendments thereto will conform, in all material respects to the requirements of the Rules and Regulations, and the ADR Registration Statement did not, as of the applicable effective date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(i)        The audited consolidated financial statements (in conjunction with the notes thereto) of the Company included in the Registration Statement present fairly, in all material respects, the financial position of the Company and its subsidiary undertakings for the periods specified.  The audited consolidated annual financial statements for the financial years ended December 31, 2006, December 31, 2005 and December 31, 2004, and the results of their operations and cash flows for each of the three years ended December 31, 2006, December 31, 2005 and December 31, 2004 were prepared in accordance with International Financial Reporting Standards as adopted by the European Union.

(j)        Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise set forth or contemplated therein, there has been no material adverse change in the condition, financial or otherwise, or in the results of operations of the Company and its subsidiaries considered as one enterprise.

(k)        The Company (A) has been duly incorporated in Scotland and is validly registered under the laws of Scotland; (B) has the requisite corporate power and authority to execute and deliver this Agreement and the Pricing Agreement and had the requisite corporate power and authority to execute and deliver the ADR Deposit Agreement and, in each case, to perform its obligations hereunder and thereunder; (C) has the corporate power and authority to conduct its business through its subsidiaries as described in the Disclosure Package and the Prospectus; and (D) has duly authorized, executed and delivered this Agreement and the Pricing Agreement and this Agreement and the Pricing Agreement constitute the valid and legally binding agreement of the Company enforceable in accordance with its terms, except as rights to indemnity or contribution may be limited by applicable law and subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights generally and to general equity principles.

(l)        The ADR Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the ADR Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights generally and to general equity principles.

(m)        The Preference Shares are to be represented by the ADSs and, when allotted, issued and paid for in accordance with this Agreement and the Pricing Agreement, the Preference Shares (a) will be validly issued in accordance with the requirements of the Companies Act 1985 of Great Britain and will be fully paid and not subject to further call or contribution and (b) no holder thereof will be subject to any personal liability to the Company or to creditors of the Company solely by reason of being such a holder.

(n)        The Preference Shares and the corresponding ADRs will conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus.

(o)        All consents, approvals, authorizations, orders and decrees of any court or governmental agency or body of the United States or the United Kingdom having jurisdiction over the Company required for the consummation by the Company of the transactions contemplated by this Agreement or the Pricing Agreement or to permit the Company to effect dividend payments in United States dollars on the Securities have been obtained and are in full force and effect, except as may be required by United States state securities laws (the “Blue Sky laws”).

(p)        The execution, delivery and performance of this Agreement and the Pricing Agreement, the allotment, issuance, authentication, sale and delivery of the Securities and the compliance by the Company with the respective terms thereof, and the consummation of the transactions contemplated hereby and thereby, will not conflict with or result in a breach under any agreement or instrument to which the Company is a party or by which the Company is bound that is material to the Company and its subsidiaries, taken as a whole, nor will such action result in any violation of (1) the provisions of the Memorandum and Articles of Association of the Company or (2) any statute or any order, filing, rule or regulation of any United States, English or Scottish court or governmental agency or regulatory body having jurisdiction over the Company except for any such violation in (2) above that would not, individually or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or on the results of operations or the business of the Company and its subsidiaries considered as one enterprise.

(q)        The Company is not, and after giving effect to the offer and sales of the Securities and application of the proceeds thereof as described in the Prospectus, will not be, required to register as an “investment company,” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(r)        There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein).

SECTION 2.  Purchase Of The Securities By The Underwriters.  Upon the execution of the Pricing Agreement applicable to any Securities and authorization by the Representatives of the release of such Securities, the several Underwriters propose to offer such Securities for sale upon the terms and conditions set forth in the Prospectus (as amended or supplemented).

SECTION 3.  Delivery And Payment For Securities.  The Securities to be purchased by each Underwriter pursuant to the Pricing Agreement relating thereto, in the form specified in such Pricing Agreement, and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company, shall be delivered by or on behalf of the Company to the Representatives for the account of such Underwriters (which may include any direction by the Underwriters to deposit the Preference Shares in global form with the ADR Depositary), against payment by the Underwriters, or by the Representatives on behalf of the Underwriters, of the purchase price therefor by wire transfer of immediately available funds to an account designated by the Company as specified in the Pricing Agreement, all in the manner and at the place and time and date specified in such Pricing Agreement or at such other place and time and date as the Representatives and the Company may agree upon in writing, such time and date being herein called the “Closing Date” for such Securities.

SECTION 4.  Covenants Of The Company.  The Company agrees with each of the Underwriters of any Securities:

(a)        The Company will notify the Representatives promptly on becoming aware of (i) any request by the Commission for any amendment to the Registration Statement or the ADR Registration Statement or any amendment or supplement to the Prospectus or ADR Prospectus or for additional information relating to the Registration Statement, the ADR Registration Statement or the offering of the Securities, and (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement, suspending or preventing the use of any Preliminary Prospectus, Disclosure Package, the Prospectus, or the ADR Prospectus or the initiation of any proceedings for such purpose or of any notice of objection to the use of the Registration Statement or any post effective amendment thereto or any request by the Commission for the amending or supplementing of the Registration Statement, ADR Registration Statement, the Prospectus, ADR Prospectus or any Free Writing Prospectus. The Company will make every reasonable effort to prevent the issuance of any such stop order and, if any stop order or notice of objection is issued, to obtain the lifting thereof at the earliest possible moment.

(b)        If at any time prior to the expiration of nine months after the Applicable Time, any event occurs as a result of which the Disclosure Package would then include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will (i) promptly notify the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any such amendment or supplement to the Underwriters in such quantities as they may reasonably request.

(c)        The Company will, for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or Rule 173(a) of the Rule and Regulations), file promptly all reports required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act and will give the Representatives notice of its intention to file any amendment to the Registration Statement or any amendment to the ADR Registration Statement or any amendment or supplement to the Disclosure Package, the Prospectus or ADR Prospectus (including any prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Securities which differs from the Prospectus, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the Rules and Regulations) and, if and to the extent reasonably practicable, will furnish the Representatives with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus without prior consultation with the Representatives, if such prior consultation is reasonably practicable.

(d)        The Company will prepare Final Term Sheets, containing solely a description of the final terms of the Securities and the offering thereof, in a form approved by the Representatives and will file each Final Term Sheet not later than the time required by Rule 433(d) of the Rules and Regulations.

(e)        The Company will prepare the Prospectus in relation to the Securities and file such Prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than the time required by Rule 424(b) of the Rule and Regulations following the execution and delivery of the Pricing Agreement relating to the Securities.

(f)        If required by Rule 430B(h) of the Rules and Regulations, the Company will prepare a prospectus and file such prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than may be required by such Rule.

(g)        The Company will deliver to each Representative a conformed copy of the Registration Statement and the ADR Registration Statement, in each case, as originally filed, and of each amendment thereto (including exhibits and documents filed therewith or incorporated by reference, as the case may be, into the Registration Statement).

(h)        The Company will furnish the Underwriters with copies of the Preliminary Prospectus, the Prospectus and each Free Writing Prospectus(including, in each case, any supplement thereto) in such quantities as the Representatives may from time to time reasonably request, and will use all reasonable efforts to make the initial delivery of the Prospectus by no later than 9:00 a.m. on the second business day prior to the Closing Date and, if the delivery of a Prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering and sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Securities Act, notify the Underwriters and upon the Representatives’ request prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended Prospectus or supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a Prospectus in connection with sales of the Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or 173(a) of the Rule and Regulations) at any time nine months or more after the time of issue of the Prospectus, upon the Representatives’ request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as the Representatives may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act.

(i)        The Company agrees that, unless it has obtained or will obtain (as the case may be) the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has obtained or will obtain (as the case may be) the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute a Free Writing Prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Rules and Regulations, other than the information contained in the Final Term Sheets; provided, however, that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Annex II hereto. Any such free writing prospectus consented to by the parties is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(j)        The Company will endeavour, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representatives may designate; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualifications in effect for as long as necessary to complete the distribution of the Securities but in no event for a period longer than one year from the date of this Agreement.

(k)        The Company will make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement, an earnings statement (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158 of the Rules and Regulations).

(l)        During the period beginning from the date of the Pricing Agreement for such Securities and continuing to and including the Closing Date, the Company will not offer, sell, contract to sell or otherwise dispose of, pursuant to a public offering in the United States, any securities of the Company which are substantially similar to such Securities, without the prior written consent of the Representatives, which consent shall not be unreasonably withheld.

(m)        The Company will cooperate with the Underwriters and use its best efforts to permit the ADRs to be eligible for clearance and settlement through the facilities of The Depository Trust Company (“DTC”).

(n)        Prior to the issuance of the Securities, the Company will have obtained all consents, approvals, authorizations, orders, registrations, qualifications and decrees of any court or governmental agency or body of the United States and the United Kingdom necessary or required for the valid issuance of the Securities and to permit the Company to make dividend payments on the Securities in U.S. dollars.

SECTION 5.  Fees And Expenses.  The Company will pay all expenses incident to the performance of its obligations under this Agreement, any Pricing Agreement and the Securities, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, the ADR Registration Statement, any Free Writing Prospectus, the Prospectus and any Preliminary Prospectus (or any amendments or supplements thereto), and the cost of furnishing copies thereof to the Underwriters; (ii) the printing, if any, of this Agreement, the Pricing Agreement, the ADR Deposit Agreement, the ADRs and the Blue Sky Survey; (iii) the printing or reproduction, preparation, issuance and delivery of the certificates, if any, for the Securities or the ADRs to (or at the direction of) the Underwriters or the ADR Depositary, including any stock transfer or other taxes or duties payable upon the delivery of the Preference Shares to the ADR Depositary or the sale of such Securities or the ADRs to the Underwriters; (iv) the fees and disbursements of the Company’s counsel and accountants; (v) the qualification of the Securities under the applicable securities laws in accordance with the provisions of Section 4(j) hereof, including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith in an aggregate amount not in excess of $[•] with respect to a particular issue of the Securities and in connection with the preparation of any Blue Sky Survey and any Legal Investment Survey; (vi) the delivery to the Underwriters of copies of the Blue Sky Survey, if any; (vii) any costs, fees and charges of the ADR Depositary in connection with the issuance and delivery of Preference Shares to the ADR Depositary and ADSs to the registered holders thereof and all other costs, fees and charges of the ADR Depositary and any transfer agent or registrar; (viii) all expenses and listing fees in connection with the listing of the Securities, if any, and the clearance and settlement of the Securities through the facilities of DTC; (ix) any fees charged by securities rating services for rating the Securities; (x) the fees and expenses incurred in connection with the filing of any materials with the National Association of Securities Dealers, Inc., if any; (xi) any fees associated with a Bloomberg roadshow presentation and; (xii) any United Kingdom stamp duty, stamp duty reserve tax or similar tax or duty imposed by the United Kingdom or any political subdivision thereof upon the original issuance by, or on behalf of, the Company of the Securities or the ADRs, the initial delivery of the Securities or the ADRs to the initial subscribers, the deposit of the Preference Shares under the ADR Deposit Agreement by the Company, the subscription by the Underwriters for the Securities or the ADRs, the sale and delivery of the ADRs by the Underwriters to the initial purchasers thereof and the execution and delivery of this Agreement, the Pricing Agreement and the ADR Deposit Agreement.

Whenever the Company is obliged to pay any fee, commission or other sum to the Underwriters (or any one of them) under this Agreement and any UK value added tax (“VAT”) is properly charged on it, the Company shall also (in addition to the fee, commission or other sum) pay to the Underwriters (or any one of them) an amount equal to the VAT charged on receipt of a valid VAT invoice.

Whenever the Company is obliged to pay a sum to the Underwriters (or any one of them) under this Agreement in respect of any fee, cost, charge or expense (a “Relevant Cost”) which does not fall within the preceding paragraph, the Company shall also pay to the Underwriters (or any one of them):

(i)        if for VAT purposes the Relevant Cost is consideration for a supply of goods or services made to the Underwriters (or any one of them), an amount equal to any input VAT incurred by the Underwriters (or any one of them)

on that supply which the Underwriters (or any one of them) consider they are (or considers it is) unable to recover from HM Revenue & Customs (whether by repayment or credit); and

(ii)        if for VAT purposes the Relevant Cost is a disbursement incurred by the Underwriters (or any one of them) as agent on behalf of the Company, an amount equal to any VAT paid on the Relevant Cost by the Underwriters (or any one of them), and the Underwriters (or any one of them) shall use reasonable endeavours to procure that the relevant third party issues a valid VAT invoice in respect of the Relevant Cost to the Company.

If this Agreement is terminated by the Representatives in accordance with the provisions of Section 6 or Section 10(a)(i) hereof, the Company shall reimburse the Underwriters for their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters, except that in the case of a termination in accordance with Section 10(a)(i) hereof, such reimbursement shall include only any expenses actually incurred (not to exceed $[•]).

[Lloyds to confirm that the above Section reflects the agreement on fees (and amounts) reached with Representative].

SECTION 6.  Conditions Of Underwriters’ Obligations.  The obligations of the Underwriters of any Securities under the Pricing Agreement relating to such Securities shall be subject, in the reasonable discretion of the Representatives, to the condition that all representations and warranties of the Company in or incorporated by reference in the Pricing Agreement relating to such Securities are, at and as of the Closing Date for such Securities, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)        The Registration Statement is effective and at the Closing Date no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto, suspending or preventing the use of any Preliminary Prospectus, any Free Writing Prospectus or the Prospectus shall have been issued under the Securities Act or proceedings therefor to the Company’s knowledge, initiated or threatened by the Commission.

(b)        The Prospectus shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the Rules and Regulations within the time period prescribed by Rule 424(b) of the Rules and Regulations; filed with the Commission in a timely fashion in accordance with Section 4(e) hereof; the Final Term Sheets and any other material required to be filed by the Company pursuant to Rule 433(d) of the Rules and Regulations shall have been transmitted to the Commission for filing pursuant to Rule 433(d) of the Rule and Regulations; and, in each case, prior to the Closing Date the Company shall have provided evidence satisfactory to the Representatives of such timely filing.

(c)        At the Closing Date, the Representatives shall have received:

(i)        The opinion, dated as of the Closing Date, of Davis Polk & Wardwell, United States counsel for the Company, with respect to the matters set forth in Annex IV hereto, subject to modifications to which the Underwriters do not reasonably object.

(ii)        The opinion, dated as of the Closing Date, of Dundas & Wilson CS LLP, Scottish solicitors to the Company, with respect to the matters set forth in Annex V hereto, subject to modifications to which the Underwriters do not reasonably object.

(iii)        The opinion, dated as of the Closing Date, of Linklaters LLP, English solicitors to the Company, with respect to the matters set forth in Annex VI hereto, subject to modifications to which the Underwriters do not reasonably object.

(iv)        The opinion, dated as of the Closing Date, of Emmet, Marvin & Martin LLP, counsel to the ADR Depositary with respect to the matters set forth in Annex VII hereto, subject to modifications to which the Underwriters do not reasonably object.

(v)        The opinion, dated as of the Closing Date, of Allen & Overy LLP, of counsel for the Underwriters, with respect to the matters set forth in Annex VIII.

(d)        The independent accountants of the Company who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus (the “Independent Accountants”) shall have furnished to the Representatives a letter, dated at date hereof with regard to matters customarily covered by accountants’ “comfort letters” in connection with registered public offerings and otherwise in form and substance satisfactory to the Representatives.

(e)        The Independent Accountants shall have furnished to the Representatives a letter, dated at the Closing Date, to the effect that it reaffirms the statements made in the letter furnished pursuant to Section 6(d), except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

(f)        If required pursuant to the Pricing Agreement, any such Securities shall have been duly authorized for listing by the New York Stock Exchange, Inc.

(g)        At the Closing Date (1) there shall not have been, since the date of the Pricing Agreement or since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise set forth or contemplated therein, any material adverse change in the condition, financial or otherwise, or in the results of operations of the Company and its subsidiaries considered as one enterprise, and (2) the Representatives shall have received a certificate of the Company executed on its behalf by an officer of the Company, dated as of the Closing Date, to the effect that (i) the representations and warranties in Section 1 hereof are true and correct in all material respects as though expressly made at and as of the Closing Date; (ii) the Company has complied in all material respects with all agreements hereunder and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of the Company, no proceedings for that purpose have been initiated or threatened by the Commission.

(h)        The Company shall have furnished to the Underwriters a certificate, dated the Closing Date, of a duly authorized signatory of the Company stating that to the best knowledge and belief of the duly authorized signatory signing such certificate after reasonable inquiry, the issue and sale of the Securities in the manner contemplated in the Disclosure Package and Prospectus do not and will not result in a breach, default or acceleration of any payment or amount under any contract, agreement or undertaking to which the Company or any of its subsidiaries is a party (or by which any such entity is bound), which breach, default or acceleration would have a material adverse effect on the Company and its subsidiaries taken as a whole.

(i)        If an affiliate (as defined in applicable National Association of Securities Dealers (“NASD”) rules) of the Company is participating in the offering of the Securities, the NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 5 hereof. Notwithstanding any such termination, the provisions of Sections 5, 7, 9 and 14 herein shall remain in effect.

SECTION 7.  Indemnification And Contribution.  (a)  The Company agrees to indemnify and hold harmless each Underwriter, each of the Underwriters’ affiliates engaged in the distribution of the Securities, directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act as follows:

(i)        against any and all loss, liability, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) of the Securities Act Regulations, if applicable, the ADR Registration Statement or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, any Preliminary Prospectus, the Final Term Sheets, any Issuer Free Writing Prospectus or the ADR Prospectus or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)        against any and all loss, liability, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

(iii)        against any and all expense whatsoever, as reasonably incurred (including, subject to Section 7(b) hereof, the fees and disbursements of counsel chosen by the Representatives), in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or (ii) above;

provided, however, that no indemnified party may be indemnified under this Section 7(a), if and to the extent that such indemnification is prohibited by law and that this indemnity agreement shall not apply to any loss, liability, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), the ADR Registration Statement (or any amendment thereto), the Prospectus, the Preliminary Prospectus, the Final Term Sheets, any Issuer Free Writing Prospectus or the ADR Prospectus.

(b)        Each Underwriter severally agrees to indemnify and hold harmless each of the Company, its directors, each of the officers of the Company who signed the Registration Statement or the ADR Registration Statement, the Company’s authorized representative in the United States and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any and all loss, liability, damage and expense described in the indemnity contained in subsection (a) of this Section 7 as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the documents referred to in subsection (a) of this Section 7 in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in such documents.

(c)        Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability under Subsections 7(a) or 7(b) above unless such failure deprives the indemnifying party of substantial rights or defenses and shall not in any event relieve such indemnifying party from any liability which it may have otherwise than on account of such indemnity obligations. Any indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by the Underwriters, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  No indemnifying party will (a) without the prior written consent of the indemnified parties (which consent will not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any indemnified party, or (b) be liable for any settlement of any such action effected without its written consent (which consent will not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment in favour of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d)        If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters of the Securities on the other from the offering of the Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall, if permitted by applicable law, contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters of the Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts, concessions and commissions received by such Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d)

shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission; provided, however, that no person will be entitled to contribution from the Company under this subsection (d) if, and to the extent that, such contribution payment is prohibited by law. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Securities in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Securities and not joint.

(e)        The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act.

SECTION 8.  Substitution Of Underwriters.  If one or more of the Underwriters shall fail at the Closing Date to purchase the Securities which it is or they are obligated to purchase under this Agreement and the Pricing Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a)        if the number of Defaulted Securities does not exceed 10% of the Securities which the Underwriters are obligated to purchase at the Closing Date, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations under the Pricing Agreement relating to such Securities bear to the underwriting obligations of all non-defaulting Underwriters, or

(b)        if the number of Defaulted Securities exceeds 10% of the Securities which the Underwriters are obligated to purchase at the Closing Date, the Pricing Agreement relating to such Securities shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 8 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of the relevant Pricing Agreement, either the Representatives or the Company shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the ADR Registration Statement or Prospectus or in any other documents or arrangements.

SECTION 9.  Effectiveness.  All representations, warranties and agreements contained in this Agreement and any Pricing Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or any controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters pursuant to this Agreement.

SECTION 10.  Termination. (a)  The Representatives may terminate this Agreement, immediately upon notice to the Company, at any time prior to the Closing Date (i) if there has been, since the date of the Pricing Agreement or the respective dates as of which information is given in the Registration Statement, the ADR Registration Statement, the Disclosure Package and the Prospectus, except as otherwise set forth or contemplated therein, any material adverse change in the condition, financial or otherwise, or in the results of operations, of the Company and its subsidiaries considered as one enterprise, or (ii) if there has occurred any outbreak or escalation of hostilities involving the United States or the United Kingdom or the declaration by the United States or the United Kingdom of a national emergency or war, or (iii) the occurrence of another calamity or crisis or any change in financial, political or economic conditions or currency exchange rates or controls in the United States, the United Kingdom or elsewhere, if the effect of any such event specified in clause (ii) and (iii) in the reasonable judgment of the Representatives (after consultation with the Company) makes it impracticable or inadvisable to market the Securities or enforce contracts for the sale of the Securities in the manner contemplated in the Prospectus, or (iv) if there has occurred a suspension or material limitation in trading in securities generally on the New York Stock Exchange, London Stock Exchange or any other stock exchange on which the Company’s securities are listed, or (v) if there has occurred a suspension or material limitation in trading the Company’s securities on the New York Stock Exchange or the London Stock Exchange, or

(vi) if there has occurred a material adverse change in the financial markets in the United States or in the international financial markets, or (vii) if a banking moratorium on commercial banking activities has been declared by the relevant authorities in New York or London, or a material disruption in commercial banking or securities settlement or clearance services in the United States or the United Kingdom has occurred, or (viii) if there has occurred a change or development involving a prospective change in the United States or the United Kingdom taxation affecting the Company or the Securities or the transfer thereof, or (ix) if there is any lowering of the rating of any of the Company’s debt securities or preference shares by Moody’s Investors Service, Inc., Standard and Poor’s Rating Services, a division of the McGraw-Hill Companies, Inc., or Fitch, Inc.

(b)  Survival Of Certain Provisions.  If this Agreement is terminated pursuant to Sections 6, 8 or 10 hereof, such termination shall be without liability of any party to any other party except as provided in Section 5 or Section 8 hereof. Notwithstanding any such termination, the provisions of Sections 5, 7, 9 and 13 shall remain in effect.

SECTION 11.  Representation and Notices.  In all dealings hereunder, the Representatives of the Underwriters of the Securities shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly or by such of the Representatives, if any, as may be designated for such purpose in the Pricing Agreement.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the address of the Representatives as set forth in the Pricing Agreement; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Company Secretary; provided, however, that any notice to an Underwriter pursuant to Section 7(b) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

SECTION 12.  Parties.  This Agreement and any Pricing Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement or any Pricing Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers, directors and authorized representative of the Company referred to in Section 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any Pricing Agreement or any provision herein or therein contained. This Agreement and any Pricing Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers, directors and authorized representative of the Company and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13.  Submission To Jurisdiction.  (a) The Company irrevocably consents and agrees, for the benefit of the Underwriters, that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement or the Pricing Agreement may be brought in the courts of the State of New York or the courts of the United States of America located in the Borough of Manhattan, The City of New York and hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself and in respect of its properties, assets and revenues.

(b)        The Company hereby irrevocably designates, appoints, and empowers Kevin P. McKendry, Chief US Counsel, Lloyds TSB Bank plc, 1251 Avenue of the Americas, New York, NY, 10020, as its designee, appointee and agent to take process, receive and forward process or to be served with process for and on its behalf of any and all legal process, summons, notices and documents which may be served in any such action, suit or proceeding brought in any such United States or State court which may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts. If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, the Company agrees to designate a new designee, appointee and agent in The City of New York on the terms and for the purposes of this Section 13 satisfactory to the Representatives. The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents out of any of the aforesaid courts in any such action, suit or proceeding by serving a copy thereof upon the relevant agent for service of process referred to in this Section 13 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) or by mailing copies thereof by registered or certified air mail, first class, postage prepaid, to each of them at their respective addresses specified in or designated pursuant to this Agreement. The Company agrees that the failure of any such designee, appointee and agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the ability of any Underwriter to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the undersigned or bring actions, suits or proceedings against the undersigned in any jurisdictions, and in any manner, as may be permitted by applicable law. The Company hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement or the Pricing Agreement brought in the United States federal courts or the courts of the State of New York located in the Borough of Manhattan, The City of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 14.  WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 15.  Representations By The Underwriters.

(a)           Each Underwriter severally represents and agrees that: (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Securities in circumstances in which section 21(1) of the FSMA does not apply to the Company; and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

(b)           In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Underwriter severally represents and agrees that it has not made and will not make an offer of Securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Securities which has been approved by the competent authority in that Relevant Member State or where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may make an offer of Securities to the public in that Relevant Member State at any time: (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than EUR 43,000,000; and (3) an annual net turnover of more than EUR 50,000,000, as shown in its last annual or consolidated accounts; or (c) in any other circumstances which do not require the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive. For the purposes of this Section 15 of this Agreement, the expression “an offer of Securities to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe the Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

(c)        Each Underwriter represents and agrees that with respect to any other jurisdiction outside of the United States it has not offered or sold and will not offer or sell any of the Securities in any jurisdiction, except under circumstances that resulted, or will result, in compliance with the applicable rules and regulations of such jurisdiction and which will not require the publication by the Company of a prospectus or any registration or filing by the Company with any governmental agency or body or any stock exchange authority.

(d)        (i) Each Underwriter represents and agrees that it shall not use, refer to or distribute any Free Writing Prospectus except:  (A) a Free Writing Prospectus that (a) is not an Issuer Free Writing Prospectus, and (b) contains only information describing the preliminary terms of the Securities or their offering or otherwise permitted under Rule 134 of the Securities Act; (B) a Free Writing Prospectus as shall be agreed in writing with the Company that is not distributed, used or referenced by such Underwriter in a manner reasonably designed to lead to its broad unrestricted dissemination unless the Company consents to such dissemination; and

(ii)           The Company hereby agrees that the Underwriters may distribute to investors a Free Writing Prospectus that contains the final terms of the Securities substantially in the form set forth in Annex III hereto and that such Free Writing Prospectus substantially in the form set forth in Annex III hereto will be filed by the Company in accordance with Rule 433(d) and shall be considered an Issuer Free Writing Prospectus for purposes of this Agreement.

SECTION 16.  Nature Of Relationship.  The Company hereby acknowledges that Section 4 the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which any Underwriter may be acting, on the other, Section 5 the Underwriters are acting as principal and not as an agent or fiduciary of the Company and Section 6 the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters).  The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

SECTION 17.  Time.  Time shall be of the essence of each Pricing Agreement. As used herein, “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

SECTION 18.  Governing Law.  This Agreement and each Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to conflict of laws provisions thereof. Specified times of day refer to New York City time.

SECTION 19.  Counterparts.  This Agreement may be executed in one or more counterparts and, when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

SECTION 20.  Effect Of Headings.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

[The rest of this page is intentionally left blank.]

If the foregoing is in accordance with your understanding, please sign and return to us [number of copies] counterparts hereof.

Very truly yours,

LLOYDS TSB GROUP plc

By:
Name
Title
[number of required signatories to be determined]

[The rest of this page is intentionally left blank.]

Accepted as of the date hereof:

[Name of Representative]

[names of other Underwriters]

By:          [Name of Representative]

By:
Name:
Title:

For themselves and as representatives of the several Underwriters

ANNEX I

Form of
Pricing Agreement

[Name of Representative]

As Representative of the several
Underwriters named in Schedule I hereto

c/o	[Name of Representative]
[Address of Representative]

[•], 2007

Ladies and Gentlemen:

Lloyds TSB Group plc, a public limited company incorporated under the laws of Scotland and registered in Scotland (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated [•], 2007 (the “Underwriting Agreement”), between the Company on the one hand and the several Underwriters on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the securities specified in Schedule II hereto (the “Securities”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Disclosure Package and/or the Prospectus in Section 1 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Disclosure Package and/or the Prospectus (each as therein defined), as the case may be, and also a representation and warranty as of the date of this Pricing Agreement in relation to the Disclosure Package and/or the Prospectus (as amended or supplemented), as the case may be relating to the Securities which are the subject of this Pricing Agreement.  Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Securities pursuant to Section 11 of the Underwriting Agreement and the address of the Representatives referred to in such Section 11 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein (including Schedules I and II hereto) and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the number of the Securities set forth opposite the name of such Underwriter in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us [number of copies] counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

[The rest of this page is intentionally left blank.]

Very truly yours,

LLOYDS TSB GROUP plc

By:
Name:
Title:
[number of required signatories to be determined]

[The rest of this page is intentionally left blank.]

Accepted as of the date hereof:

[Name of Representative]
[names of other Underwriters]

By:          [Name of Representative]

By:
Name:
Title:

For themselves and as representatives of the several Underwriters

SCHEDULE I

Number of Securities to be Purchased
Series [•]
[Name of Representative]	[ ]
[Names of other Underwriters].....	[ ]

Total:	[ ]

SCHEDULE II

Capitalized terms used herein, unless otherwise stated, shall have the meaning set forth in the Underwriting Agreement.

SERIES [•] PREFERENCE SHARES

Title of Securities:

Non-cumulative Dollar Preference Shares, Series [•], to be represented by American Depositary Shares, Series [•], to be evidenced by American Depositary Receipts, with one American Depositary Share representing one Non-cumulative Dollar Preference Share

Number of Shares:

[   ]

Price to Public:

$[•] per Series [•]
Preference Share, plus accrued dividends, if any, from [•], 2007

Underwriting Commission:

[•] per Security

Form of Securities:

American Depositary Receipts evidencing American Depositary Shares, Series [•] representing Non-cumulative Dollar Preference Shares, Series [•], to be made available for checking and packaging at least twenty-four hours prior to the Closing Date at the office of the Representatives

Specified Funds for Payment of Purchase Price:

Wire transfer of immediately available funds

Account for Payment of Purchase Price:

Name of Bank: [•]
City/State of Bank: [•]
BIC: [•]
ABA Number: [•]
Name of Account: [•]

Account Number at Bank: [•]
BIC of account holder: [•]

Closing Date:

9:30 a.m. (New York time) on [•], 2007

Redemption Provisions:

[to come]

Initial Dividend Payment Date:

_______ ___, 2007

Dividends:

[to come]

Votes per Preference Share:

One in certain circumstances only

Closing Location:

Offices of Davis Polk & Wardwell, 99 Gresham Street, London EC2V 7NG, United Kingdom

Names and Addresses of Representatives:

Designated Representatives: [Name of Representative].

Address for Notices, etc.:
[Address of Representative]
Attention: [•]

Other Terms:

The Securities will have additional terms as more fully described in the Disclosure Package and the Prospectus

ANNEX II

FREE WRITING PROSPECTUSES

•	Final Term Sheet, dated [•], 2007, relating to the Series [•] Preference Shares, as filed pursuant to Rule 433 under the Securities Act

•	[any others]

ANNEX III

FORM OF FINAL TERM SHEET

Issuer:	Lloyds TSB Group plc
Ratings:
Security Type:
Non-cumulative Dollar Preference Shares, Series [Series number], to be represented by American Depositary Shares, Series [Series number], to be evidenced by American Depositary Receipts, with one American Depositary Share representing one Non-cumulative Dollar Preference Share

Number of Shares:
Price to Public:
Underwriting Commission:
CUSIP:
ISBN:
Legal Format:	SEC Registered
Redemption:
Dividend:
Initial Dividend Payment Date:
Underwriters:

The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”) for this offering.  Before you invest, you should read the prospectus for this offering in that registration statement, and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov.  Alternatively, you may obtain a copy of the prospectus from [Name of Representative] by calling [contact details].

ANNEX IV
OPINION OF
DAVIS POLK & WARDWELL, UNITED STATES COUNSEL
FOR THE COMPANY

Based upon the foregoing, we are of the opinion that:

(a)        The Deposit Agreement dated as of [•], 2007 between the Company and [Depositary], as depositary (the “ADR Depositary”) and all holders from time to time of ADRs (the “ADR Deposit Agreement”) constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights generally and to general equity principles.

(b)        Assuming the ADRs are issued in conformity with the Deposit Agreement, the ADRs conform in all material respects as to legal matters to the description thereof contained in the Disclosure Package and the Prospectus.

(c)        Upon due issuance by the ADR Depositary of the ADRs evidencing the ADSs against deposit of the Series [•] Preference Shares in accordance with the provisions of the ADR Deposit Agreement, such ADRs will be duly and validly issued and persons in whose names such ADRs are registered will be entitled to the rights of registered holders of ADRs specified therein and in the ADR Deposit Agreement.

(d)        The Company is not and, after giving effect to the offering and sale of the Preference Shares and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be required to register as an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended.

(e)        No consent, approval, authorization or order of, or qualification with, any governmental body or agency under United States federal or New York state law that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Underwriting Agreement (including the Pricing Agreement), is required for the performance by the Company of its obligations under the Underwriting Agreement (including the Pricing Agreement), except such as have been obtained and such as may be required under state securities or Blue Sky laws in connection with the offer and sale of the Preference Shares.

(f)        The Series [•] Preference Shares are among the dollar preference shares covered by the Registration Statement.

(g)        Assuming that the Underwriting Agreement (including the Pricing Agreement) has been duly authorized, executed and delivered by the Company insofar as Scots law is concerned, the Underwriting Agreement, including the Pricing Agreement, has been duly executed and delivered by the Company.

(h)        The performance by the Company of its obligations under the Underwriting Agreement (including the Pricing Agreement) will not contravene any statute of the State of New York or the United States, or any order, rule or regulation of any governmental agency or body of the United States or the State of New York that in our experience is normally applicable to transactions of the type contemplated by the Underwriting Agreement (including the Pricing Agreement).

(i)        Assuming the validity of such action under Scots law, under the laws of the State of New York relating to submission to jurisdiction, the Company has, pursuant to Section 15 of the Underwriting Agreement validly and irrevocably submitted to the personal jurisdiction of any New York state or U.S. federal court located in the State of New York, Borough of Manhattan in the City of New York (each a “New York Court”), in any action arising out of or relating to the Underwriting Agreement and the Pricing Agreement and has, to the fullest extent permitted by law, validly and irrevocably waived any objection to the laying of venue of a proceeding in any such court, and has validly and irrevocably appointed Kevin P. McKendry, Chief US Counsel, Lloyds TSB Bank plc, 1251 Avenue of the Americas, New York, NY, 10020 as its initial authorized agent for the purposes described in Section 13 of the Underwriting Agreement; and service of process effected on such agent in the manner set forth in Section 13 of the Underwriting Agreement will be effective service of process in any such action upon the Company.

We have considered the statements set forth in the Disclosure Package and the Prospectus under the caption “Certain US Federal and UK Tax Consequences” insofar as they purport to describe certain US federal income tax laws as they relate to US Holders (as defined therein). In our opinion, such statements constitute a fair summary of the principal US federal income tax consequences to such US Holders of an investment in the Securities in all material respects.

We have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified, the information furnished with respect to other matters in the Registration Statement, the Disclosure Package or the Prospectus. We have generally reviewed and discussed with certain officers and employees of, and solicitors and independent public accountants for, the Company and with representatives of the Underwriters and counsel for the Underwriters the information furnished, whether or not subject to our check and verification. On the basis of such consideration, review and discussion, but without independent check or verification, except as stated, (1) in our opinion, the Registration Statement, the Preliminary Prospectus and the Prospectus appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, (2) nothing has come to our attention that causes us to believe that (i) any part of the Registration Statement, when such part became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Disclosure Package, as of the Applicable Time, included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) the Prospectus, as of its date and as of the Closing Date, the Prospectus was issued, the date of any amendment or supplement to the Prospectus or at the date hereof, included or includes any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (3) in our opinion, the documents incorporated by reference in the Prospectus appear on their face to be appropriately responsive in all material respects to the applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder. In expressing the foregoing opinions and belief, we have not been called to pass upon, and we express no opinion or belief as to, (1) the financial statements or financial schedules or other financial or statistical data included in the Registration Statement or Prospectus or (2) any Statement of Eligibility of the Trustee on Form T-1. For purposes of this paragraph, the term “financial data” includes, without limitation, the data required to be included in the Registration Statement and Prospectus under the Act by Guide 3, Statistical Disclosure by Bank Holding Companies.

ANNEX V

OPINION OF
DUNDAS & WILSON CS LLP, SCOTTISH SOLICITORS
TO THE COMPANY

Based upon and subject to the foregoing and subject to the qualifications set out below and to any matters not disclosed to us, it is our opinion that so far as the present law of Scotland is concerned:-

(a)        The Company has been duly incorporated in Scotland as a limited liability company and is validly registered under the law of Scotland, is not in liquidation, and has the corporate power and authority under such law to conduct its businesses as described in the Disclosure Package and the Prospectus.

(b)        The Series [•] Preference Shares have been duly created and, when allotted, issued and paid for in accordance with the Pricing Agreement, the Underwriting Agreement (including payment in full of premium) and the Nominee Agreement (i) will be validly issued, fully paid and not subject to further calls or contribution and (ii) no holder thereof will be subject to personal liability to the Company or any creditors thereof by reason only of being such a holder, and the issue of such Preference Shares will not be subject to the pre-emptive rights of any shareholder of the Company.

(c)        The statements made in the Disclosure Package and the Prospectus with regard to Scots law under the heading “Description of Dollar Preference Shares”, and in the Disclosure Package and the Prospectus Supplement with regard to Scots law under the heading [“Certain Terms of the Preference Shares”] insofar as such statements constitute a summary of certain of the rights and privileges of the holders of the [Preference Shares] under Scots law or a summary of the documents, legal matters or proceedings under Scots law referred to therein, are accurate in all material respects, provided that we express no opinion as to the reasonableness, completeness or fairness of such statements as an indication of shareholder rights generally in the context of a prospectus issued publicly in the United States of America.

(d)        The creation and issue of the Series [•] Preference Shares and the execution, delivery and performance by the Company of the ADR Deposit Agreement, Underwriting Agreement, the Pricing Agreement and the Nominee Agreement is within the corporate power of the Company and have been duly authorized by all necessary corporate action of the Company.

(e)        The obligations on the part of the Company under the ADR Deposit Agreement and the Nominee Agreement are valid and legally binding against the Company, subject as to enforcement to bankruptcy, insolvency, re-organization and other laws of general applicability relating to or affecting creditors’ rights generally and to general equity principles.

(f)        No authorizations, approvals, consents or licenses of governmental, judicial or public bodies or authorities of or in Scotland (together “consents”), except such consents as may be required under statutory provisions (other than the Companies Acts, 1985 and 1989 as they apply to a company having its registered office in Scotland) or regulations or practices applying in Great Britain as a whole, are required by the Company as a result of the Company being a Scottish registered company for the valid creation, allotment, issue and delivery of the Series [•] Preference Shares.

(g)        Neither the execution, delivery and performance by the Company of the ADR Deposit Agreement, the Underwriting Agreement, the Pricing Agreement and the Nominee Agreement, nor the creation, allotment and issue of the Series [•] Preference Shares will of itself result in any violation in any material respect of:-

(i)        the Memorandum and Articles of Association of the Company; or

(ii)        any existing applicable mandatory provision of Scots law or regulation; or

(iii)        any existing judgment, order of decree or any Scottish court.

(h)        The Underwriters would under current practice of the Scottish courts (assuming the effect of Section 13 of the Underwriting Agreement is not to prorogate the exclusive jurisdiction of the United States courts or the courts of or in the State of New York) be permitted to commence proceedings in the Scottish courts for enforcement of the Underwriting Agreement and the Scottish courts would accept jurisdiction in any proceedings for so long as the Company remained domiciled in Scotland and, upon proper averments being made in a Scottish court in any such proceedings, the choice of the law of the State of New York as the proper law of the Underwriting Agreement would be upheld as a valid choice of law by that court.

(i)        The ADR Deposit Agreement, the Underwriting Agreement, the Pricing Agreement and the Nominee Agreement have, insofar as Scots law governs the formalities of execution and delivery thereof, been duly executed by or on behalf of the Company.

(j)        The submission by the Company in Section 13 of the Underwriting Agreement to the jurisdiction of the courts of or in New York, and the designation, appointment and empowerment by the Company under the said Section 13 of an agent for service, would be upheld by the Scottish courts as valid and effective.

(k)        In relation to any of the ADR Deposit Agreement, or the Underwriting Agreement and the Pricing Agreement which is expressed to be governed by the law of the State of New York as its proper law, a judgment of the courts of the State of New York as the relevant forum would be recognized in Scotland through an action of decree–conform under common law in the Court of Session in Scotland, assuming that (i) the court which issued the judgment had jurisdiction and acted judicially with no element of unfairness, (ii) such judgment was final, not obtained by fraud, or a revenue or penal action, remained capable of enforcement in the place it was pronounced and was not contrary to natural justice, and (iii) enforcement of the judgment is not contrary to Scottish public policy.

ANNEX VI

OPINION OF LINKLATERS LLP
ENGLISH SOLICITORS TO THE COMPANY

We are of the opinion that:-

(a)        It is not necessary to obtain any approval, consent, order or permission of, or to effect any further filing, recording or registration with, any public authority or governmental agency in England or authorization from any regulatory authority, government department or court in England (other than any consents, approvals or authorizations required under the Companies Act 1985 as it applies to a company having its registered office in Scotland - as to which we understand you are relying upon an opinion of Dundas & Wilson CS LLP) in respect of the execution, delivery or performance of the Securities, the ADR Deposit Agreement, the Underwriting Agreement, the Pricing Agreement, the Nominee Agreement, or, in particular:

(i)        for the valid authorization, allotment, issue and delivery of the Securities to, or at the direction of, the Underwriters; or

(ii)        to enable the Company to make any payment to the holders of the Securities including any payment on a return of capital on a winding up of the Company to the holders of the Securities in United States dollars;

(b)        No filing or registration of the Registration Statement, the Disclosure Package, the Prospectus and Prospectus Supplement, the ADR Registration Statement, the ADR Prospectus, or any other prospectus or circular is necessary under legislation of general application in the United Kingdom (other than any filings or registrations required under the Companies Act 1985 as it applies to a company having its registered office in Scotland - as to which we do not express an opinion) in connection with the allotment, issue and delivery of the Series [•] Preference Shares or the sale of Series [•] Preference Shares to the Underwriters.

(c)        The statements in the Disclosure Package and the Prospectus under the section headed “Certain US Federal and UK Tax Consequences”, insofar as such statements constitute a general summary of both current United Kingdom tax law and H.M. Revenue & Customs’ practice relevant to the issue of the Securities fairly and accurately summarize the matters referred to therein; provided however that we express no opinion as to the reasonableness, completeness or fairness of such statements in the context of a prospectus issued publicly in the United States of America or as to the compliance of such statements with the requirements of the securities laws of the United States of America or any part thereof.

(d)       Subject as described under the heading “Stamp Duty and Stamp Duty Reserve Tax” in the section of the Disclosure Package and the Prospectus headed “Certain U.S. Federal and U.K. Tax Consequences”, no United Kingdom stamp duty, stamp duty reserve tax, capital duty, registration or other issue or documentary taxes are payable in the United Kingdom on (i) the creation, issue or delivery by, or on behalf of, the Company of the Series [•] Preference Shares in bearer form or (ii) the deposit with the Depositary of the Series [•] Preference Shares in bearer form, the execution and delivery of the Pricing Agreement, the Underwriting Agreement, the Nominee Agreement or the ADR Deposit Agreement or the consummation of the transactions contemplated thereby.

(e)        No United Kingdom value added tax will be payable by the Underwriters in respect of their underwriting commissions under the Underwriting Agreement and the Pricing Agreement.

(f)        Neither the execution and delivery of the Underwriting Agreement, the Pricing Agreement, the Nominee Agreement and the ADR Deposit Agreement by the Company, nor the compliance by the Company with its obligations under the Underwriting Agreement, the Pricing Agreement, the Nominee Agreement or the ADR Deposit Agreement will, of itself, breach (A) any mandatory provision of English law of general application binding on the Company, or (B) any covenant (other than any financial or similar covenant) contained in any of the following documents:-

[List all Trust Deeds currently in force.]

(g)        The Nominee Agreement constitutes valid and binding obligations of the Company and [Nominee], enforceable against each such company in accordance with its terms. Clause [•] of the Nominee Agreement is sufficient to create a valid trust under English law and to ensure that no Group Company (as defined therein) will be beneficially interested under that trust.

For the purposes of the opinion contained in paragraph 6 above we have interpreted the effect of the Underwriting Agreement, the Pricing Agreement, the Nominee Agreement, and the ADR Deposit Agreement as if they were governed by and construed in accordance with English law. Such opinion should not be taken as expressing an opinion as to the observance of any financial or similar covenant contained in the documents listed above.

ANNEX VII

OPINION OF EMMET MARVIN & MARTIN LLP,
COUNSEL TO THE ADR DEPOSITARY

(a)        the ADR Deposit Agreement has been duly authorized, executed and delivered by the Depositary and, assuming due authorization, execution and delivery of the ADR Deposit Agreement by the Company and further assuming that the ADR Deposit Agreement is a valid and binding agreement of the Company, constitutes a valid and legally binding obligation of the Depositary enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general application relating to or affecting creditors’ rights and by general principles of equity;

(b)        upon the issuance by the Depositary of ADRs evidencing ADSs against the deposit of the Series [•] Preference Shares in accordance with the provisions of the ADR Deposit Agreement (assuming such shares were, at the time of such deposit, (a) duly authorized and validly issued, fully paid and not subject to further calls or contribution and (b) registered in compliance with the Securities Act of 1933, as amended, (the “Securities Act”)), such ADRs will be duly and validly issued;

(c)        the ADRs issued under and in accordance with the provisions of the Deposit Agreement will entitle the holders thereof to the rights specified therein and in the Deposit Agreement; and

(d)        the legal entity for the issuance of ADRs filed a registration statement for the ADSs (the “ADR Registration Statement”) on Form F-6 in accordance with Rule 466 under the Securities Act and pursuant to Rule 466, the ADR Registration Statement became effective immediately upon filing, and, to our knowledge, no stop order suspending the effectiveness of the ADR Registration Statement or any part thereof and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act and the rules and regulations thereunder.

ANNEX VIII

OPINION OF ALLEN & OVERY LLP,
UNITED STATES COUNSEL FOR THE UNDERWRITERS

Assuming the ADR Deposit Agreement has been duly authorized, executed and delivered by the Company and the Depositary, and assuming each of the Company and the Depositary has full power, authority and legal right to enter into and perform its obligations thereunder, the ADR Deposit Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to, general equity principles.

The Registration Statement (except the financial statements, financial schedules and other financial data or statistical data included therein or incorporated therein by reference, and Form T-1 as to which we do not express any opinion), at the time each part thereof became effective, and the ADR Registration Statement, at the time it became effective, and the Prospectus and ADR Prospectus (except as aforesaid), as of the date thereof, and the Disclosure Package as of the Applicable Time appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Rules and Regulations.

Assuming the ADRs are issued in conformity with the ADR Deposit Agreement, such ADRs, when issued, will conform in all material respects as to legal matters to the description thereof contained in the Disclosure Package and the Prospectus.

Assuming the effectiveness of the ADR Registration Statement, upon due issuance by the Depositary of the ADRs evidencing the ADSs against the deposit of Series [•] Preference Shares in accordance with the provisions of the ADR Deposit Agreement, such ADRs will be duly and validly issued and persons in whose names such ADRs are registered will be entitled to the rights of registered holders of the ADRs specified therein and in the ADR Deposit Agreement.

We have participated in conferences with officers and representatives of the Company, representatives of the independent accountants of the Company and the representatives of the Underwriters at which the contents of the Registration Statement, the Disclosure Package and the Prospectus and related matters were discussed. We have not participated in the preparation of the Company’s Annual

Report on Form 20-F for the year ended December 31, 2006 or of any of the Company’s Reports on Form 6-K, which are incorporated by reference in the Registration Statement and Prospectus. We are not passing upon, or assuming responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement and Prospectus, and have made no independent check or verification thereof.  On the basis of the document review described in the [second] paragraph of this opinion and the foregoing conferences in which we participated, no fact has come to our attention that has caused us to believe that (i) any part of the Registration Statement (except for financial statements and schedules and other financial data or statistical data included or incorporated by reference therein or omitted therefrom and the Form T-1, as to which we do not make any statement), at the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Disclosure Package (except for financial statements and schedules and other financial data or statistical data included or incorporated by reference therein or omitted therefrom and the Form T-1, as to which we do not make any statement), at the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact required to the stated therein or necessary to make the statements therein misleading or (iii) the Prospectus (except for financial statements and schedules and other financial data or statistical data included or incorporated therein or omitted therefrom, as to which we do not make any statement), as of the date that the Prospectus was issued, the date of any amendment or supplement to the Prospectus or at the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.